EXHIBIT 10.52.1

WESTWOOD ONE, INC.

WAIVER AND FIRST AMENDMENT TO CREDIT

AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of October 14, 2009, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the lenders under the Credit Agreement (defined below) (the “Lenders”) that are signatory hereto, and Wells Fargo Foothill, LLC, as administrative agent for the Lenders (“Administrative Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement (defined below).

WITNESSETH:

WHEREAS, the Company, Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as in effect on the date hereof, the “Existing Credit Agreement” and as in effect after giving effect to this Amendment, the “Credit Agreement”);

WHEREAS, the Company is also party to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as amended from time to time the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the “Notes”);

WHEREAS, the Company has requested that the Noteholders waive and amend certain provisions of the Securities Purchase Agreement as more particularly provided in that certain Waiver and First Amendment to the Securities Purchase Agreement (the “Notes Amendment”; a true, correct and complete copy of the Notes Amendment is attached hereto as Exhibit A), dated as of October 14, 2009, by and between the Company and the requisite Noteholders;

WHEREAS, the Company has requested a waiver of the Company’s compliance with the Senior Debt Leverage Ratio under Section 7.1 of the Credit Agreement for the period ending December 31, 2009 in case the Company is not in compliance with Section 7.1 of the Credit Agreement for the period ending December 31, 2009 (the “Potential Event of Default”); and

WHEREAS, the Company has requested that the Lenders waive the Potential Event of Default and amend certain provisions of the Existing Credit Agreement as more particularly provided herein; and

WHEREAS, subject to the satisfaction of the conditions set forth in Section 4 hereof, the Lenders are willing to agree to waive the Potential Event of Default and amend such provisions of the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company, the Lenders agree as follows:

1. Inducements. For the avoidance of doubt and notwithstanding any other provision in the Credit Agreement or hereof, the Lenders and the Company hereby agree that the waiver provided for in Section 2 is not an admission that the Company will, or may, breach Section 7.1 of the Credit Agreement.

2. Waiver. Subject to the terms and conditions set forth in Section 4 below, the Lenders hereby waive the Potential Event of Default (the “Waiver”). This is a limited waiver and shall not be deemed to constitute a waiver of any other Default or Event of Default or any future breach or violation of the Credit Agreement, any of the other Loan Documents or any document entered into in connection therewith. Except as expressly provided herein, the foregoing Waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement, any of the other Loan Documents or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the Lenders of any of their rights, legal or equitable, hereunder or under the Credit Agreement, any Loan Document or any document entered into in connection therewith. Except as set forth above, each of the Lenders reserves any and all rights and remedies which it has had, has or may have under the Credit Agreement, each Loan Document and any document entered into in connection therewith.

3. Amendments. The Existing Credit Agreement is hereby amended as follows (the “Credit Agreement Amendment”):

(a) Schedule 1.1 to the Existing Credit Agreement is hereby amended by adding the following new definition in its appropriate alphabetical order:

“‘First Amendment’ means that certain Waiver and First Amendment to Credit Agreement, dated as of October 14, 2009, by and among the Borrower and the Lenders party thereto.”

(b) Section 2.11(a)(i) (“Letters of Credit”) of the Existing Credit Agreement is hereby amended by deleting the words “the Letter of Credit Usage would exceed $1,500,000, or” in their entirety and substituting in lieu thereof the words “the Letter of Credit Usage would exceed $2,000,000, or”

(c) Clause (b) of Section 6.8 (“Limitation on Sale of Assets”) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) the sale of Culver City in accordance with Section 5.10 (it being understood, for the avoidance of doubt and notwithstanding any provision of any Transaction Document to the contrary, that $3,500,000 of the Net Cash Proceeds of such sale may be applied in accordance with the terms of Section 9.9(e)(ii) of the New Senior Note Agreement and, after such application, any remaining proceeds may be re-invested by the Borrower in its business and need not be applied to repay the Advances or the Term Loan);”

(d) Schedule 5.10 (“Sale of Culver City”) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Annex 1 attached hereto.

4. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights hereunder, until satisfaction of the condition set forth in the penultimate sentence of this Section 4 and until each Lender shall have received:

(a) a copy of this Amendment executed by the Loan Parties and the Required Lenders;

(b) a copy of the fully executed Notes Amendment (it being understood, to the extent the consent of Agent and Lenders is required by the Subordination Agreement for the prepayment of the Notes, Agent and Lenders hereby consent to the prepayment of the Notes pursuant to Section 5 of the Notes Amendment); and

(c) the representations and warranties set forth in Section 5 of this Amendment shall be true and correct as of the date hereof.

In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Lenders (such satisfaction to be established by the execution and delivery of this Amendment by the Required Lenders). The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.

5. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company (and with respect to clause (f) below, the Sponsor Guarantors) hereby represents and warrants to the Lenders that:

(a) The execution and delivery by the Company of this Amendment, and the performance by the Company of this Amendment and the Notes Amendment (i) are within the Company’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company or any Subsidiary; (v) except as set forth on Schedule 5(a)(v) hereto with respect to the Securities Purchase Agreement, do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except as set forth on Schedule 5(a)(v) hereto with respect to the Securities Purchase Agreement and except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.

(b) This Amendment has been duly executed and delivered by the Company and this Amendment constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.

(c) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.

(d) The representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).

(e) Other than payment of the reasonable fees, charges and disbursements of Conway, Del Genio, Gries & Co., LLC and counsel to the Noteholders, in each case incurred in connection with the Notes Amendment, and the requirement that the Notes be prepaid in accordance with the terms and conditions of Section 5 of the Notes Amendment and Section 9.9(e) of the Securities Purchase Agreement (as amended by the Notes Amendment), no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender, noteholder and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Notes Amendment.

(f) After giving effect to the transactions contemplated hereby and by the Notes Amendment (including without limitation after giving effect to the Qualified Public Offering, such term is used herein as defined in the Notes Amendment), neither a Change of Control nor a Loss of Gores Control (as defined in the Sponsor Guaranty) shall occur.

6. Qualified Public Offering. To induce the Lenders to enter into this Amendment, the Company hereby represents, warrants and covenants to the Lenders that: the prospectus relating to the Qualified Public Offering will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, Agent and each Lender, along with Agent’s and each Lender’s officers, directors and agents, and each Person who controls each such Person (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses incurred in connection with the offer or sale of Equity Interests of the Company in the Qualified Public Offering caused by, or relating to any action or proceeding to the extent arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in the prospectus or any registration statement relating to the Qualified Public Offering, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not materially misleading, except insofar as the same are caused by or contained in any information (if any) furnished in writing to the Company by Agent or such Lender expressly for use therein.

7. Effect of Amendment and Waiver. Except as set forth expressly herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

8. Confirmation of the Subsidiary Guaranty and the Sponsor Guaranty and Put Agreement.

(a) By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Guaranty continues in full force and effect notwithstanding the Credit Agreement Amendment and the Waiver and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment.

(b) By executing this Amendment each of the Sponsor Guarantors acknowledges and confirms that (a) the Sponsor Guaranty and Put Agreement continues in full force and effect notwithstanding the Credit Agreement Amendment and the Waiver and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Sponsor Guaranty and Put Agreement. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party nor any Sponsor Guarantor released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment. In order to induce Administrative Agent and Lenders to enter into this Amendment, each Sponsor Guarantor hereby warrants to Administrative Agent and

Lenders, as of the date hereof, that the representations and warranties of each Sponsor Guarantor contained in the Sponsor Guaranty and Put Agreement (including, without limitation, the representations and warranties set forth in Section 6(a)(x) thereof) are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates), and that no Sponsor Event of Default (as defined in the Sponsor Guaranty and Put Agreement) has occurred as of the date hereof.

9. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower, each Subsidiary Guarantor and each Sponsor Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Borrower, any Subsidiary Guarantor, any Sponsor Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.

(b) Each of Borrower, each Subsidiary Guarantor and each Sponsor Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

11. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.

12. Fees and Expenses. Whether or not the Credit Agreement Amendment or the Waiver become effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees expenses of the counsel of the Administrative Agent, Goldberg Kohn, Bell, Black, Rosenbloom & Moritz, Ltd.

13. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

14. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. Entire Understanding. This Amendment and the other Loan Documents sets forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

16. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:
WESTWOOD ONE, INC.

By:	/s/ Roderick M. Sherwood, III
Name:	Roderick M. Sherwood, III
Title:	President and CFO

GUARANTORS:
METRO NETWORKS COMMUNICATIONS, INC.

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

By:	METRO NETWORKS
COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS – NYC, INC.

TLAC, INC.

By:	/s/ Roderick M. Sherwood, III
Name:	Roderick M. Sherwood, III
Title:	Authorized Signatory

Signature Page to Waiver and First Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

ADMINISTRATIVE AGENT AND LENDER:
WELLS FARGO FOOTHILL, LLC

By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

Signature Page to Waiver and First Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

SPONSOR GUARANTORS

GORES CAPITAL PARTNERS II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Eric R. Hattler
		Name:	Eric R. Hattler
		Its:	EVP & General Counsel

GORES CO-INVEST PARTNERSHIP II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Eric R. Hattler
		Name:	Eric R. Hattler
		Its:	EVP & General Counsel

Signature Page to Waiver and First Amendment to Credit Agreement

ANNEX 1

Schedule 5.10 has been amended and restated in its entirety as follows:

SCHEDULE 5.10

SALE-LEASEBACK TRANSACTION TERMS

Terms of Sale:

Buildings:	8944 Lindblade Street, 8965 Lindblade Street, and 8935 Lindblade Street, Culver City, California

Purchase Price:	$8,250,000 payable in cash at closing

Terms of Lease:

Rent:	Initial base rent at $72,963 per month; base rent to increase in years 1-5 by 3.5% and thereafter (years 6-10) each year by the greater of the increase in the CPI or 3.5%; One (1) month free rent

Lease Term:	10 years, with two (2) five-year renewal periods at Westwood One, Inc.’s (the “Borrower”) option

Security Deposit:	Three months rent ($218,889) in form of 12-month letter of credit

Management fee:	2% of the annual rent plus operating expenses

Required Repairs: The Borrower to place approximately $515,404 in escrow for purposes of making required repairs, replacements and improvements (per the Borrower’s consultant’s plan), which repairs are to be completed within nine (9) months of the closing.

The Borrower is responsible for all maintenance and repairs to the Buildings and all other improvements (e.g., utility systems, HVAC system, interior walls, windows/doors, lighting, exterior and structural parts of the Buildings (including foundation and roof). If the roof or other structural elements cannot be repaired other than at a cost which is more than 50% of the replacement cost, then Landlord shall replace such items and the Borrower shall pay 1/144th of the replacement cost per month during the remainder of the Lease Term.

Casualty: The Borrower bears responsibility if Buildings are destroyed or damaged. The Borrower must repair same unless (provided that such

Annex 1-1

destruction was not due to the Borrower’s gross negligence or willful misconduct): (i) Building is destroyed by a cause not required to be insured against under the Lease; (ii) then existing laws do not permit the repair or reconstruction; or (iii) the Building is substantially destroyed in the last two (2) years of the then remaining term of the Lease.

Annex 1-2

Exhibit A

Notes Amendment (see attached)

Refer to Exhibit 4.3.1

Annex 1-3

SCHEDULE 5(a)(v)

Exceptions to No Conflict Representation and Warranty

Pursuant to Section 5(b) of the Notes Amendment, the Company has agreed to prepay the Notes in an aggregate principal amount equal to $3.5 million on or prior to March 31, 2010 in the event neither a Qualified Public Offering nor the sale of Culver City occurs. Such prepayment, in the absence of a waiver by each Noteholder regarding such optional prepayment on or prior to the date of prepayment, could be deemed a conflict under the terms of the Securities Purchase Agreement solely as a result of the failure of the Company to comply with the 5% Minimum Requirement (as defined in the Securities Purchase Agreement) in connection with such prepayment. The Company’s representations are qualified in their entirety by reference to such conflict described in Section 5(b) of the Notes Amendment. To the knowledge of the Company, the failure of the Company to comply with the 5% Minimum Requirement in connection with the prepayment of the Notes contemplated by Section 5(b) of the Notes Amendment would not result in the breach of any representation or warranty contained in Section 4 of the Securities Purchase Agreement, except with respect to Section 4.6(a)(i) thereof to the extent that Section 5(b) of the Notes Amendment is deemed to constitute a conflict with the 5% Minimum Requirement set forth in the Securities Purchase Agreement.

Annex 1-4